UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2015

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

600 Grant Street, Pittsburgh, PA	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.21 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Disclosure of Results of Operations and Financial Condition.

On May 5, 2015, Ampco-Pittsburgh Corporation issued a press release announcing its results for the three months ended March 31, 2015. A copy of the press release is attached hereto and is being furnished to the SEC.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2015, Ampco-Pittsburgh Corporation (the “Company”) held its annual meeting of shareholders. The following are the voting results for the items of business that were voted upon by the Company’s shareholders at that meeting:

1.	In the election of four Directors for a term expiring in 2018:

	For	Withheld	Broker Non-Votes
Michael I. German	6,322,555	360,635	3,076,360
Paul A. Gould	6,087,840	595,350	3,076,360
Robert A. Paul	5,663,652	1,019,538	3,076,360
John S. Stanik	6,346,901	336,289	3,076,360

2.	To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
6,397,422	227,272	58,496	3,076,360

3.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants firm for 2015:

For	Against	Abstain
9,643,977	84,118	31,455

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1 – Press release dated May 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date:	May 6, 2015	By:	s/ Marliss D. Johnson
Marliss D. Johnson
Chief Financial Officer and Treasurer